UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2022

Roivant Sciences Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom
(Address of Principal Executive Offices, and Zip Code)

+44 207 400 3347

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Common Share at an exercise price of $11.50 per share	ROIVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.	Results of Operations and Financial Condition.

On June 28, 2022, Roivant Sciences Ltd. (the “Company”) issued a press release announcing its financial results for the fiscal quarter and year ended March 31, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition” (including the exhibit thereto) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2022, the Board of Directors (the “Board”) of the Company appointed Melissa Epperly to serve as a Class I director of the Board and as a member of the Audit Committee of the Board, effective June 29, 2022, filling the vacancy created by, and concurrent with, the previously announced resignation of Patrick Machado from the Board. Along with the other Class I directors, the Company expects that Ms. Epperly will be nominated by the Board to stand for reelection at the Company’s annual general meeting later this year. There are no arrangements or understandings between Ms. Epperly and any other persons pursuant to which she was selected as a director of the Company. There are no relationships or related transactions between Ms. Epperly and the Company that would be required to be reported. The Board has determined that Ms. Epperly qualifies as an “independent director” and satisfies the independence standards for inclusion on the Audit Committee under the applicable corporate governance requirements of The Nasdaq Stock Market LLC, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

Melissa Epperly has served as Chief Financial Officer at Zentalis Pharmaceuticals, Inc. (Nasdaq: ZNTL), a clinical-stage cancer company, since September 2019. From June 2018 to August 2019, Ms. Epperly served as Chief Financial Officer at PsiOxus Therapeutics Ltd., a clinical-stage gene therapy cancer company, and prior to that, Chief Financial Officer and Head of Business Development at R-Pharm US, a commercial-stage oncology company, from October 2015 to June 2018. Previously, Ms. Epperly was a Director at Anchorage Capital Group, a credit-focused hedge fund; a Vice President at Goldman Sachs in equity research in New York and London; a management consultant with Bain & Company; and a healthcare investment banker at Morgan Stanley. Ms. Epperly currently serves on the boards of directors of Kinnate Biopharma Inc. (Nasdaq: KNTE) and Nautilus Biotechnology (Nasdaq: NAUT). Ms. Epperly holds a B.A. in Biochemistry and Economics from the University of Virginia and an MBA from Harvard Business School. The Board believes that Ms. Epperly’s extensive experience as a senior financial executive in the life sciences industry qualifies her to serve as a member of the Board.

As a non-employee director, Ms. Epperly will receive cash compensation and an initial equity retainer in accordance with the terms of the Company’s Non-Executive Director Compensation Policy.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Roivant Sciences Ltd. Press Release, dated June 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name:	Matt Maisak
Title:	Authorized Signatory

Dated: June 28, 2022